News Release

ASCENA RETAIL GROUP, INC. ANNOUNCES SECOND QUARTER FISCAL 2020 RESULTS;
LOSS PER SHARE INCLUDES NON-CASH IMPAIRMENT CHARGES;
EXCEEDS GUIDANCE ON ADJUSTED OPERATING INCOME

MAHWAH, NJ - March 9, 2020 - ascena retail group, inc. (Nasdaq - ASNA) (“ascena” or the “Company”) today reported financial results for its fiscal second quarter ended February 1, 2020.

Second Quarter Highlights:

•	Comparable sales declined 2%;

•
Operating loss was $140 million, which primarily reflects non-cash impairment charges of goodwill and other intangible assets, offset in part by the benefit of cost reductions; adjusted operating loss was $31 million, excluding the non-cash impairment charges and restructuring costs as detailed in Note 2;

•
Loss per share from continuing operations was $13.22 and adjusted loss per share from continuing operations was $4.95, both of which reflect the 1-for-20 reverse stock split which became effective during the second quarter;

•	Dressbarn wind down is now complete;

•	Improved inventory levels, down 5% versus the prior year;

•	Repurchased $80 million of term loan debt in open market transactions for $49 million; and

•	Cash and revolver availability of over $600 million.

Gary Muto, Chief Executive Officer of ascena commented, “For the second quarter, we are pleased to have exceeded our adjusted operating income expectations for the third consecutive quarter, resulting from better gross margin performance and continued cost reduction efforts. We continue to work toward delivering sustainable growth by leveraging our customer analytics and insights, placing the customer at the center of everything we do. We are confident that the work we are doing now sets us up to provide consistent profitable performance and enhance shareholder value over the longer term.”

Carrie Teffner, Interim Executive Chair of ascena commented, “During the second quarter we made solid progress on our commitment to simplify the business and focus on fewer and more meaningful initiatives. With respect to our portfolio review, we have made great progress. In addition to the sale of our majority interest in maurices, we successfully completed the wind down of the Dressbarn business in February. As it pertains to our previously discussed brand review, we currently have no active conversations. As such, we are proceeding with a clear focus on our Premium, Plus and Kids segments by driving brand strategies which ensure long-term relevance and differentiation, while streamlining our back-end functionality to improve efficiency and profitability. Our Board and management team remain committed to taking proactive steps to position ascena for long-term success and will continue to evaluate opportunities that create shareholder value.”

Fiscal Second Quarter Results

Overview
Current and prior year results include items that the Company does not believe reflect the fundamental performance of its business. More information on such items is provided in the Notes to the unaudited condensed consolidated financial information, which is included on pages 10 through 12. In addition, the following commentary reflects results from the Company's continuing operations which exclude its Dressbarn and maurices brands. The wind down of Dressbarn was completed during the second quarter of Fiscal 2020 and our majority interest in maurices was sold in Fiscal 2019.

Net sales and comparable sales
Net sales for the second quarter of Fiscal 2020 were $1,217 million compared to $1,271 million in the year-ago period. The change in net sales primarily reflects a comparable sales decrease for the quarter, a decline in other revenue and a decrease in non-comparable sales.

The Company's comparable and net sales data are summarized below:

		Net Sales (millions)
	Comparable Sales	Three Months Ended
		February 1, 2020	February 2, 2019
Ann Taylor	3%	$201.3	$202.4
LOFT	(1)%	422.8	436.5
Premium Fashion	—%	624.1	638.9

Lane Bryant	10%	256.4	239.8
Catherines	(1)%	62.2	66.0
Plus Fashion	7%	318.6	305.8

Justice	(15)%	274.2	326.7
Kids Fashion	(15)%	274.2	326.7

Total Company	(2)%	$1,216.9	$1,271.4

Gross margin
Gross margin decreased to $635 million from $660 million, driven by the net sales decline, partially offset by the gross margin rate improvement to 52.2% of sales, for the second quarter of Fiscal 2020, compared to 51.9% of sales in the year-ago period. The increase in gross margin rate from the second quarter last year was primarily due to increased margins at our Premium Fashion and Plus Fashion segments, reflecting decreased promotional activity. Those increases were partially offset by higher promotional activity at our Kids Fashion segment to clear excess inventory.

Buying, distribution, and occupancy expenses
Buying, distribution, and occupancy (“BD&O”) expenses for the second quarter of Fiscal 2020 decreased 10% to $220 million, which represented 18.1% of sales, compared to $245 million, or 19.3% of sales in the year-ago period. In terms of dollars, the reduction in expenses was driven by lower occupancy expenses and lower employee-related costs, both resulting primarily from our continued cost reduction efforts, as well as amounts received under the transition services agreement with maurices.

Selling, general, and administrative expenses
Selling, general, and administrative (“SG&A”) expenses for the second quarter of Fiscal 2020 decreased 3% to $382 million, or 31.4% of sales, compared to $394 million, or 31.0% of sales in the year-ago period. The decrease in SG&A expenses was primarily due to our cost reduction initiatives, mainly reflecting lower store-related expenses, lower headcount as well as non-merchandise procurement savings. SG&A expenses were also lower due to amounts received under the transition services agreement with maurices.

Operating results
Operating loss for the second quarter of Fiscal 2020 was $140 million compared to a loss of $64 million in the year-ago period, and primarily reflects the goodwill and intangible asset impairments and the gross margin dollar declines, offset in part by the expense reductions. Excluding the impairment charges and restructuring costs as detailed in Note 2, operating loss for the quarter was $31 million.

Provision for income taxes from continuing operations
For the second quarter of Fiscal 2020, the Company recorded a tax provision of $1 million on a pre-tax loss of $135 million. The effective tax rate of (0.7)% was lower than the statutory tax rate as a result of non-deductible goodwill impairment charges and changes in the valuation allowance on U.S. federal and state deferred tax assets.

Net loss from continuing operations and Loss per diluted share from continuing operations
The Company reported a Net loss from continuing operations of $132 million, or $13.22 per diluted share in the second quarter of Fiscal 2020, compared to a Net loss from continuing operations of $81 million, or $8.20 per diluted share, in the year-ago period.

Fiscal Second Quarter Balance Sheet Highlights

Cash and cash equivalents
The Company ended the second quarter of Fiscal 2020 with cash and cash equivalents of $374 million, up from $324 million at the end of the fourth quarter of Fiscal 2019.

Inventories
The Company ended the second quarter of Fiscal 2020 with inventory of $488 million, down 5% from the year-ago period.

Capital expenditures
Capital expenditures for the second quarter of Fiscal 2020 totaled $17 million, compared to $30 million in the year-ago period.

Debt
The Company ended the second quarter of Fiscal 2020 with total debt of $1,292 million, which represents the balance remaining on the term loan. The reduction from the $1,372 million outstanding as of the end of the fourth quarter of Fiscal 2019 reflects the open market repurchases made during the second quarter of Fiscal 2020 whereby the Company repurchased approximately $80 million of aggregate principal for a total purchase price of approximately $49 million. Additionally, subsequent to the second quarter of Fiscal 2020, the Company completed an additional repurchase of approximately $42 million of aggregate principal for a total purchase price of approximately $29 million.

There were no borrowings outstanding under the Company's revolving credit facility at the end of the second quarter of Fiscal 2020 and the Company had $247 million of borrowing availability under its revolving credit facility. The Company is not required to make its next quarterly term loan payment of $22.5 million until November of calendar 2020.

Fiscal Year 2020 Third Quarter and Full Year Outlook

The Company's guidance does not reflect potential impacts from the Coronavirus situation.

The Company is providing guidance for the third quarter of Fiscal 2020 for the consolidated continuing operations of the Premium Fashion, Plus Fashion, and Kids Fashion segments as follows:

- Net sales of $1.050 to $1.080 billion;
- Comparable sales of negative low single digits;
- Gross margin rate of 57.8% to 58.3%;
- Depreciation and amortization of approximately $60 million; and
- Adjusted operating loss of $10 million to $30 million.

In addition, for the full year, we continue to expect that total capital spending will be between $80 million and $100 million, which represents a significant decrease compared to prior years.

Real Estate

The Company's store information on a brand-by-brand basis for the second quarter on a continuing operations basis is as follows:

	Quarter Ended February 1, 2020
	Store Locations Beginning of Q2	Store Locations Opened	Store Locations Closed	Store Locations End of Q2
Justice	828	—	(8)	820
Lane Bryant	715	—	(27)	688
LOFT	670	—	(4)	666
Catherines	313	—	(14)	299
Ann Taylor	293	—	(2)	291
Total	2,819	—	(55)	2,764

Conference Call Information

The Company will conduct a conference call today, March 9, 2020, at 4:30 PM Eastern Time to review its second quarter Fiscal 2020 results, followed by a question and answer session. Parties interested in participating in this call should dial in at (877) 407-3982 prior to the start time, the conference ID is 13699557. The call will also be simultaneously broadcast at www.ascenaretail.com. A recording of the call will be available shortly after its conclusion and until March 23, 2020 by dialing (844) 512-2921, the conference ID is 13699557, and until April 9, 2020 via the Company’s website at www.ascenaretail.com.

Non-GAAP Financial Results

As noted above, the comparability of the Company's operational results for the periods presented herein has been affected by certain transactions. The Company believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. Non-GAAP measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's cost reduction initiatives, and (ii) impairments of goodwill and other intangible assets. Reference is made to Notes 1 and 2 of the unaudited condensed consolidated financial information included herein for more information and a complete listing of such adjustments.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.

Additionally, a reconciliation of the projected non-GAAP operating income, which is a forward-looking non-GAAP financial measure, to operating income, the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. These GAAP measures may include the impact of such items as restructuring charges, tangible asset impairments and impairments of goodwill and other intangible assets, and the tax effect of all such items. As previously stated, the Company has historically excluded these items from non-GAAP financial measures. The Company currently expects to continue to exclude such items in future disclosures of non-GAAP financial measures and may also exclude other items that may arise (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Forward-looking statements are statements related to future, not past, events, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," "estimate," "forecast," "target," "preliminary," or "range," and include, without limitation, the Company’s outlook for the third quarter and full year of Fiscal 2020, and risks associated with the ability to achieve a successful outcome for its portfolio brands and to otherwise achieve its business strategies. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that its projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent Annual Report on Form 10-K.

About ascena retail group, inc.

ascena retail group, inc. (Nasdaq: ASNA) is a national specialty retailer offering apparel, shoes, and accessories for women under the Premium Fashion (Ann Taylor, LOFT, and Lou & Grey) and Plus Fashion (Lane Bryant, Catherines and Cacique) segments, and for tween girls under the Kids Fashion segment (Justice). ascena retail group, inc. through its retail brands operates ecommerce websites and approximately 2,800 stores throughout the United States, Canada and Puerto Rico.

For more information about ascena retail group, inc. visit: ascenaretail.com, AnnTaylor.com, factory.anntaylor.com, LOFT.com, outlet.loft.com, louandgrey.com, lanebryant.com, Catherines.com, and shopjustice.com.

CONTACT:	For investors:	For media:
	ICR, Inc.	ascena retail group, inc.
	Jean Fontana	Shawn Buchanan
	Managing Director	Corporate Communications
	(646) 277-1214	(212) 541-3418
	Jean.Fontana@icrinc.com	shawn_buchanan@anninc.com

Jessica Schmidt
Senior Vice President
(646) 677-1806
Jessica.Schmidt@icrinc.com

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except share data in thousands and per share data)

	Three Months Ended
	February 1, 2020	% of Net Sales	February 2, 2019	% of Net Sales
Net sales	$1,216.9	100.0%	$1,271.4	100.0%
Cost of goods sold	(581.7)	(47.8)%	(611.6)	(48.1)%
Gross margin	635.2	52.2%	659.8	51.9%
Other costs and expenses:
Buying, distribution and occupancy expenses	(219.8)	(18.1)%	(245.0)	(19.3)%
Selling, general and administrative expenses	(381.5)	(31.4)%	(393.8)	(31.0)%
Restructuring and other related charges	0.5	—%	(13.5)	(1.1)%
Impairment of goodwill	(63.4)	(5.2)%	—	—%
Impairment of other intangible assets	(46.9)	(3.9)%	—	—%
Depreciation and amortization expense	(64.4)	(5.3)%	(71.4)	(5.6)%
Operating loss	(140.3)	(11.5)%	(63.9)	(5.0)%
Interest expense	(25.3)	(2.1)%	(26.9)	(2.1)%
Interest income and other income, net	1.8	0.1%	1.2	0.1%
Gain on extinguishment of debt	28.5	2.3%	—	—%
Loss from continuing operations before (provision) benefit for income taxes and income from equity method investment	(135.3)	(11.1)%	(89.6)	(7.0)%
(Provision) benefit for income taxes from continuing operations	(0.9)	(0.1)%	8.6	0.7%
Income from equity investment	4.3	0.4%	—	—%
Loss from continuing operations	(131.9)	(10.8)%	(81.0)	(6.4)%
Income from discontinued operations, net of taxes	34.5	2.8%	9.5	0.7%
Net loss	$(97.4)	(8.0)%	$(71.5)	(5.6)%

Net (loss) income per common share - basic:
Continuing operations	$(13.22)		$(8.20)
Discontinued operations	3.46		0.96
Total net loss per basic common share	$(9.76)		$(7.24)

Net (loss) income per common share - diluted:
Continuing operations	$(13.22)		$(8.20)
Discontinued operations	3.46		0.96
Total net loss per diluted common share	$(9.76)		$(7.24)

Weighted average common shares outstanding:
Basic	9,975		9,874
Diluted	9,975		9,874

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Statements of Operations (Unaudited)
(millions, except share data in thousands and per share data)

	Six Months Ended
	February 1, 2020	% of Net Sales	February 2, 2019	% of Net Sales
Net sales	$2,336.5	100.0%	$2,418.8	100.0%
Cost of goods sold	(1,037.2)	(44.4)%	(1,067.0)	(44.1)%
Gross margin	1,299.3	55.6%	1,351.8	55.9%
Other costs and expenses:
Buying, distribution and occupancy expenses	(444.4)	(19.0)%	(480.2)	(19.9)%
Selling, general and administrative expenses	(735.5)	(31.5)%	(770.8)	(31.9)%
Restructuring and other related charges	(3.3)	(0.1)%	(21.4)	(0.9)%
Impairment of goodwill	(63.4)	(2.7)%	—	—%
Impairment of other intangible assets	(46.9)	(2.0)%	—	—%
Depreciation and amortization expense	(131.6)	(5.6)%	(142.0)	(5.9)%
Operating loss	(125.8)	(5.4)%	(62.6)	(2.6)%
Interest expense	(51.7)	(2.2)%	(52.9)	(2.2)%
Interest income and other income, net	3.3	0.1%	1.8	0.1%
Gain on extinguishment of debt	28.5	1.2%	—	—%
Loss from continuing operations before (provision) benefit for income taxes and income from equity method investment	(145.7)	(6.2)%	(113.7)	(4.7)%
(Provision) benefit for income taxes from continuing operations	(3.5)	(0.1)%	9.4	0.4%
Income from equity investment	23.3	1.0%	—	—%
Loss from continuing operations	(125.9)	(5.4)%	(104.3)	(4.3)%
Income from discontinued operations, net of taxes	60.2	2.6%	38.7	1.6%
Net loss	$(65.7)	(2.8)%	$(65.6)	(2.7)%

Net (loss) income per common share - basic:
Continuing operations	$(12.64)		$(10.58)
Discontinued operations	6.04		3.92
Total net loss per basic common share	$(6.60)		$(6.66)

Net (loss) income per common share - diluted:
Continuing operations	$(12.64)		$(10.58)
Discontinued operations	6.04		3.92
Total net loss per diluted common share	$(6.60)		$(6.66)

Weighted average common shares outstanding:
Basic	9,957		9,856
Diluted	9,957		9,856

See accompanying notes.

ascena retail group, inc.
Condensed Consolidated Balance Sheets (Unaudited)
(millions)

	February 1, 2020	August 3, 2019
ASSETS
Current assets:
Cash and cash equivalents	$373.7	$323.8
Inventories	488.2	490.7
Prepaid expenses and other current assets	181.9	242.3
Current assets related to discontinued operations	9.5	98.2
Total current assets	1,053.3	1,155.0
Property and equipment, net	743.9	835.5
Operating Lease right-of-use assets	680.2	—
Goodwill	250.1	313.5
Other intangible assets, net	218.6	276.6
Equity method investment	65.4	42.1
Other assets	58.1	65.6
Non-current assets related to discontinued operations	—	11.5
Total assets	$3,069.6	$2,699.8

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$305.0	$316.1
Accrued expenses and other current liabilities	251.4	273.3
Deferred income	129.2	114.1
Current portion of lease liabilities	161.8	—
Current portion of long-term debt	21.5	—
Current liabilities related to discontinued operations	49.9	94.7
Total current liabilities	918.8	798.2
Long-term debt	1,244.3	1,338.6
Lease-related liabilities	—	204.6
Deferred income taxes	4.5	0.5
Long-term lease liabilities	679.9	—
Other non-current liabilities	139.7	171.4
Non-current liabilities related to discontinued operations	5.8	35.5
Total liabilities	2,993.0	2,548.8
Equity	76.6	151.0
Total liabilities and equity	$3,069.6	$2,699.8

See accompanying notes.

ascena retail group, inc.
Segment Information (Unaudited)
(millions)

	Three Months Ended		Six Months Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Net sales:
Premium Fashion	$624.1	$638.9	$1,209.1	$1,234.9
Plus Fashion	318.6	305.8	598.4	591.2
Kids Fashion	274.2	326.7	529.0	592.7
Total net sales	$1,216.9	$1,271.4	$2,336.5	$2,418.8

	Three Months Ended		Six Months Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Operating income (loss)(a):
Premium Fashion	$8.9	$(5.1)	$39.0	$32.0
Plus Fashion	(9.7)	(34.0)	(15.6)	(60.3)
Kids Fashion	(29.7)	(11.3)	(35.6)	(12.9)
Unallocated restructuring and other related charges	0.5	(13.5)	(3.3)	(21.4)
Unallocated impairment of goodwill (b)	(63.4)	—	(63.4)	—
Unallocated impairment of other intangible assets (b)	(46.9)	—	(46.9)	—
Total operating loss	$(140.3)	$(63.9)	$(125.8)	$(62.6)

	Three Months Ended		Six Months Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Non-GAAP adjusted operating income (loss) (a):
Premium Fashion	$8.9	$(5.1)	$39.0	$32.0
Plus Fashion	(9.7)	(34.0)	(15.6)	(60.3)
Kids Fashion	(29.7)	(11.3)	(35.6)	(12.9)
Total non-GAAP adjusted operating loss	$(30.5)	$(50.4)	$(12.2)	$(41.2)

(a) Current year amounts reflect the impact of adopting the lease accounting standard at the beginning of Fiscal 2020. Prior period amounts have not been restated and continue to be reported under the accounting standards in effect for those periods.

(b) Includes the impact of non-cash impairments of goodwill and other intangible assets which included $63.4 million of Goodwill and $46.9 million of Other intangible assets. These items have been excluded from the non-GAAP adjusted operating income. Reference is made to Note 2 of the unaudited condensed consolidated financial information included herein for a reconciliation of operating loss on a GAAP basis to non-GAAP adjusted operating loss.

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information
(millions, except per share data)

Note 1. Basis of Presentation

Fiscal Period
Fiscal year 2020 will end on August 1, 2020 and will be a 52-week period ("Fiscal 2020"). Fiscal year 2019 ended on August 3, 2019 and was a 52-week period (“Fiscal 2019”). The three and six months ended February 1, 2020 and February 2, 2019 are both 13 and 26-week periods.

Discontinued Operations

The Company completed the wind down of its Dressbarn brand during the second quarter of Fiscal 2020. All Dressbarn store locations were closed as of December 31, 2019. As a result, the Company’s Dressbarn business has been classified as a component of discontinued operations within the consolidated financial statements for the three and six months ended February 1, 2020 and February 2, 2019 ceasing the reporting of the Value Fashion segment.

In the fourth quarter of Fiscal 2019, the Company completed the sale of its maurices business. As a result of the transaction, the Company's maurices business has also been classified as a component of discontinued operations within the consolidated financial statements for the three and six months ended February 2, 2019.

Common Stock Split

On December 19, 2019, the Company announced that the Board of Directors had approved a reverse stock split of the Company’s common stock at a ratio of 1-for-20. The reverse stock split became effective at the close of business on December 18, 2019 and the amount of shares outstanding for all periods presented has been restated to give effect to the split.

Note 2. Reconciliation of Non-GAAP Financial Measures

The comparability of the Company's operational results reported in accordance with U.S. generally accepted accounting principles ("GAAP") for the periods presented herein has been affected by certain transactions. The Company believes that the non-GAAP financial measures presented below, when reviewed in conjunction with GAAP financial measures, can provide more information to assist investors in evaluating current period performance, trends and period-over-period comparative results. The non-GAAP measures presented in this press release eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. These items include costs such as (i) restructuring, tangible asset impairments and other related charges including, but not limited to, charges incurred under the Company's cost reduction initiatives, and (ii) impairments of goodwill and other intangible assets.

Many investors also use non-GAAP measures as a common basis for comparing the performance of different companies. A general limitation of non-GAAP measures is that they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items. Non-GAAP measures should be considered in addition to, not as a substitute for, the Company’s Operating income and Net income per common share, as well as other measures of financial performance and liquidity reported in accordance with GAAP.

The following tables reconcile non-GAAP financial measures to the most directly comparable GAAP financial measures and include Operating loss, Income tax benefit (provision), Net loss from continuing operations, Diluted net loss per common share from continuing operations and earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA").

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Operating loss - reported GAAP basis	$(140.3)	$(63.9)	$(125.8)	(62.6)
Goodwill and other intangible asset impairments (a)	110.3	—	110.3	—
Restructuring and other related charges (b)	(0.5)	13.5	3.3	21.4

Non-GAAP Operating loss	$(30.5)	$(50.4)	$(12.2)	$(41.2)

	Three Months Ended		Six Months Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
(Provision) benefit for income taxes from continuing operations - reported GAAP basis	$(0.9)	$8.6	$(3.5)	$9.4
Income tax impact of non-GAAP adjustments (c)	1.2	(3.1)	0.4	(3.5)
Income tax impact of 2017 Tax Reform Act (d)	—	7.7	—	7.7

Non-GAAP income tax benefit (provision) from continuing operations	$0.3	$13.2	$(3.1)	$13.6

	Three Months Ended		Six Months Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Loss from continuing operations - reported GAAP basis	$(131.9)	$(81.0)	$(125.9)	(104.3)
Goodwill and other intangible asset impairments (a)	110.3	—	110.3	—
Restructuring and other related charges (b)	(0.5)	13.5	3.3	21.4
Gain on extinguishment of debt	(28.5)	—	(28.5)	—
Income tax impact of non-GAAP adjustments (c)	1.2	(3.1)	0.4	(3.5)
Income tax impact of 2017 Tax Reform Act (d)	—	7.7	—	7.7

Non-GAAP net loss from continuing operations	$(49.4)	$(62.9)	$(40.4)	$(78.7)

	Three Months Ended		Six Months Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Diluted net loss per common share from continuing operations - reported GAAP basis	$(13.22)	$(8.20)	$(12.64)	$(10.58)
Per share impact of goodwill and other intangible asset impairments (a)	11.06	—	11.07	—
Per share impact of Restructuring and other related charges (b)	(0.05)	1.37	0.33	2.17
Per share impact of Gain from extinguishment of debt	(2.86)	—	(2.86)	—
Per share income tax impact of non-GAAP adjustments (c)	0.12	(0.32)	0.04	(0.35)
Per share income tax impact of 2017 Tax Reform Act (d)	—	0.78	—	0.78

Non-GAAP diluted net loss per common share from continuing operations (e)	$(4.95)	$(6.37)	$(4.06)	$(7.98)

ascena retail group, inc.
Notes to Unaudited Condensed Consolidated Financial Information - (continued)
(millions, except per share data)

Note 2. Reconciliation of Non-GAAP Financial Measures (continued)

	Three Months Ended		Six Months Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Adjusted EBITDA	$33.9	$21.0	$119.4	$100.8
Goodwill and other intangible asset impairments (a)	(110.3)	—	(110.3)	—
Restructuring and other related charges (b)	0.5	(13.5)	(3.3)	(21.4)
Depreciation and amortization expense	(64.4)	(71.4)	(131.6)	(142.0)
Operating loss	(140.3)	(63.9)	(125.8)	(62.6)
Interest expense	(25.3)	(26.9)	(51.7)	(52.9)
Interest income and other income, net	1.8	1.2	3.3	1.8
Gain on extinguishment of debt	28.5	—	28.5	—
Loss from continuing operations before benefit (provision) for income taxes	(135.3)	(89.6)	(145.7)	(113.7)
(Provision) benefit for income taxes from continuing operations	(0.9)	8.6	(3.5)	9.4
Income from equity method investment, net of taxes	4.3	—	23.3	—
Loss from continuing operations	(131.9)	(81.0)	(125.9)	(104.3)
Income from discontinued operations, net of taxes	34.5	9.5	60.2	38.7
Net loss	$(97.4)	$(71.5)	$(65.7)	$(65.6)

(a) Operating loss includes the impact of non-cash impairment charges reflecting a write-down of goodwill and other intangible assets to fair value based on the results of an interim test during the second quarter of Fiscal 2020.

(b) Fiscal 2020 primarily reflects severance costs associated with the reorganization of the Company’s sourcing operations. Fiscal 2019 primarily reflects severance and professional fees incurred under the Company's Change for Growth program. Amounts recorded in each period presented are as follows (in millions):

	Three Months Ended		Six Months Ended
	February 1, 2020	February 2, 2019	February 1, 2020	February 2, 2019
Professional fees and other related charges	$0.4	$13.2	$0.4	$21.6
Severance and retention	(0.9)	0.3	2.9	(0.2)
	$(0.5)	$13.5	$3.3	$21.4

(c) Represents the income tax impact applicable to the non-GAAP adjustments described above using the Company's effective rate. For Fiscal 2020, certain of the amounts are not subject to a non-GAAP tax impact due to the Company's valuation allowance position.

(d) Reflects adjustments made by the Company in adopting the 2017 Tax Reform Act (the "2017 Act") consistent with the relief provided by the SEC in Staff Accounting Bulletin No. 118. Fiscal 2018 reflects the Company's initial assessment of adopting the 2017 Act. The Company completed its assessment during the second quarter of Fiscal 2019 and recorded $2.5 million of additional federal and state transition tax and a $5.2 million valuation allowance resulting from the impact of GILTI on its U.S. federal net operating loss carryforward.

(e) Reflects the impact on EPS of using 9,975,000 and 9,957,000 weighted average common shares for both GAAP net income per diluted common share from continuing operations and adjusted net income per diluted common share from continuing operations for the three and six months ended February 1, 2020, respectively. Also reflects the impact on EPS of using 9,874,000 and 9,856,000 weighted average common shares for both GAAP net income per diluted common share from continuing operations and adjusted net income per diluted common share from continuing operations for the three and six months ended February 2, 2019, respectively. The number of weighted average basic and diluted common shares are equal as the impact of potentially dilutive stock options and restricted stock units was anti-dilutive under the treasury stock method for all periods presented.